                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Cognex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,)


      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------
      Set forth the amount on which the filing fee is calculated and state how it was determined.

                               COGNEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                    THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2001

To the Stockholders:

     A Special Meeting of the Stockholders of COGNEX CORPORATION in lieu of the 2001 Annual Meeting will be held on Thursday, April 26, 2001, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3101, 101 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To expand the Board of Directors to six members and to elect three Directors, two to serve for terms of three years, and one to serve for a term of one year, all as more fully described in the accompanying Proxy Statement.

     2. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 9, 2001, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                            By order of the Board of Directors



                                            Anthony J. Medaglia, Jr., CLERK
Natick, Massachusetts
March 23, 2001

                               COGNEX CORPORATION

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the Corporation") for use at the Special Meeting of Stockholders in Lieu of the 2001 Annual Meeting to be held on Thursday, April 26, 2001, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 23, 2001.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of a nominee for Director will be decided by plurality vote. Both abstentions and broker non-votes" are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes" are not counted as votes cast or shares voting.

     The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

     The Corporation's principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.

                        RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 9, 2001, are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 43,477,675 shares of Common Stock, par value $.002 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                              ELECTION OF DIRECTORS

     Pursuant to Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that Robert J. Shillman and Anthony Sun, whose terms expire at this meeting, be elected to serve terms of three years and that Patrick Alias be elected to serve a term of one year, and in each case until their successors are duly elected and qualified or until they sooner die, resign or are removed. The Board of Directors is being expanded from five to six members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, to expand the Board of Directors to six members and to elect the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to the other or to any Executive Officer of the Corporation or its subsidiaries.


                                           YEAR FIRST
                                            ELECTED A          POSITION WITH THE CORPORATION OR PRINCIPAL
NAME OF NOMINEE                        AGE  DIRECTOR             OCCUPATION DURING THE PAST FIVE YEARS
---------------                        ---  --------             -------------------------------------

NOMINATED FOR A TERM ENDING
  IN 2004:

Robert J. Shillman ................... 54     1981     Since 1981, President, Chief Executive Officer and Chairman of the Board
                                                       of the Corporation.

Anthony Sun .......................... 48     1982     Since 1979, general partner of Venrock Associates, a venture capital partnership. Mr. Sun also serves as a Director of Komag,
                                                       Inc., Phoenix Technologies Ltd., and several private companies.

NOMINATED FOR A TERM ENDING
  IN 2002:

Patrick Alias ........................ 55              Since 1991, Executive Vice President of the Corporation.

SERVING A TERM ENDING
  IN 2003:

Jerald Fishman ....................... 55     1998     Since 1971, held various management positions at, and since 1997,
                                                       President and Chief Executive Officer of Analog Devices, Inc. Mr.
                                                       Fishman also serves as a member of the Board of Directors of Analog
                                                       Devices, Inc. and Xilinx, Inc.

Reuben Wasserman ..................... 71     1990     Since 1985, an independent consultant serving high tech corporations, venture capital firms, and served on numerous Boards. Prior to 1985 was Vice President of Strategic Planning for Gould, Inc. Also, a
                                                       director of AMR, Inc., and Business Advisor to Andover Controls
                                                       Corporation.

SERVING A TERM ENDING
  IN 2002:

William Krivsky ...................... 71     1985     Since 1994, Principal of Kellogg, Krivsky & Buttler, Inc. From 1986 to
                                                       1994, Executive Vice President of Bird Corporation, a manufacturer and distributor of building materials and products and a provider of environmental services. Previously, he had served as CEO of Velcro
                                                       Industries, N.V. Mr. Krivsky also serves as a Director of Hitchiner
                                                       Manufacturing.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 2000, there were five meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee. Each non-employee Director received compensation in the amount of $7,000 for the fiscal year plus an additional $1,750 for each meeting attended. Each non-employee Director who served on a committee of the Board of Directors in 2000 received an annual fee of $2,000 per committee on which he served. In addition to such fees, the Corporation paid each Director an additional $5,000 in 2000.

     The Board of Directors has a Compensation/Stock Option Committee whose members are Jerald Fishman and Anthony Sun, Chairman. The Compensation/Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation's Stock Option Plans. The Compensation/Stock Option Committee met on a total of five occasions in 2000.

     The Corporation also has an Audit Committee whose present members are Reuben Wasserman, Jerald Fishman, and William Krivsky, Chairman. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 2000 there were two meetings of the Audit Committee.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of February 23, 2001, any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.


                                                                                      AMOUNT AND
                                                                                       NATURE OF
                                                                                      BENEFICIAL       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   OWNERSHIP       OF CLASS
------------------------------------                                                   ---------       --------
Robert J. Shillman                                                                   6,129,674(1)       14.10%
Cognex Corporation
One Vision Drive
Natick, MA  01760

T. Rowe Price Associates, Inc.                                                       5,589,325(2)       12.80 %
100 E. Pratt Street
Baltimore, MD 21202

J & W Seligman & Co., Inc.                                                           3,731,420(2)       8.60 %
100 Park Avenue
New York, NY 10017

Wellington Management Company, LLP                                                   2,853,300(2)        6.58%
75 State Street
Boston, MA 02109


----------------

(1) Includes 700 shares held by Mr. Shillman's wife, and 4,500 shares held by Mr. Shillman's children. Mr. Shillman disclaims beneficial ownership of such shares. Includes also 253,400 shares which Mr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days.

(2) According to Schedule 13G filed with the Securities and Exchange Commission (the Commission") reporting information as of December 31, 2000.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information is furnished as of February 23, 2001, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by all Directors of the Corporation and nominees, and by all Directors and Executive Officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below.

                                                                                      AMOUNT AND
                                                                                       NATURE OF
                                                                                      BENEFICIAL        PERCENT
NAME                                                                                  OWNERSHIP        OF CLASS
----                                                                                  ---------        --------
Robert J. Shillman ................................................................   6,129,674(1)(2)    14.10%
Anthony Sun ......................................................................   228,288(1)            *
Patrick Alias .....................................................................  116,329(1)            *
Jerald Fishman ...................................................................   21,000(1)             *
Richard Morin ....................................................................   16,601(1)             *
Reuben Wasserman ..................................................................  16,500(1)             *
William Krivsky ..................................................................   13,465(1)             *
All Directors and Executive Officers as a group (7 persons) ......................    6,541,857(1)(3)
---------------

* Less than 1%

(1) Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Shillman, 253,400 shares; Mr. Sun, 86,000 shares; Mr. Alias, 112,400 shares; Mr. Fishman, 21,000 shares; Mr. Morin, 16,250; Mr. Wasserman, 16,500 shares; and Mr. Krivsky, 10,000 shares.

(2)  See Footnote (1) under Principal Holders of Voting Securities".

(3) Includes 515,550 shares which certain Directors and Executive Officers have the right to acquire upon the exercise of outstanding options, exercisable presently or within 60 days.

     THE MATERIAL IN THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 6 ARE NOT SOLICITING MATERIAL," ARE NOT DEEMED FILED WITH THE COMMISSION AND ARE NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE CORPORATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.


                   COMPENSATION/STOCK OPTION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation/Stock Option Committee (the Committee"), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are made at the beginning of the fiscal year.

     In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive's position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.

     The Corporation's compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

     In determining the base salaries paid to the Corporation's executive officers for the year ended December 31, 2000, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive's experience and potential.

     The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executive officers are eligible to receive annual cash bonuses upon achievement of such pre-determined performance targets. The annual bonuses for the fiscal year ended December 31, 2000 reflect the achievement of predetermined targets related to the Corporation's operating income, other company metrics and individual goals.

     The Corporation's stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation's stock during the option term.

     The Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.


                 COMPENSATION OF ROBERT J. SHILLMAN, PRESIDENT,
                      CHIEF EXECUTIVE OFFICER AND CHAIRMAN

     The Committee established the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ended December 31, 2000, using the same criteria that were used to determine the compensation of other executive officers as described above. In establishing Mr. Shillman's compensation for the fiscal year ended December 31, 2000, the Committee considered his level of responsibility, salary increases awarded in the past, and the significant role that Mr. Shillman has played in setting the strategic direction of the Corporation. Mr. Shillman's base compensation was increased approximately 2.9% in general recognition of his level of responsibility and his individual efforts for the benefit of the Corporation. Mr. Shillman's annual bonus of $558,000, for the fiscal year ended December 31, 2000, was based upon the achievement by the Corporation of pre-determined targets with respect to operating income and is intended to reward Mr. Shillman for his role in the achievement of that objective. Mr. Shillman was also granted options for the purchase of 60,000 shares at $18.125 per share. It should be noted that the Corporation's operating income for the year ended December 31, 2000 increased 152% over operating income for the year ended December 31, 1999.

     The foregoing report has been approved by all members of the Committee.

                                                   COMPENSATION/STOCK OPTION
                                                   COMMITTEE


                                                   ANTHONY SUN, CHAIRMAN
                                                   JERALD FISHMAN

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               COGNEX CORPORATION
                                       $


                              [PERFORMANCE GRAPH]


------------------------------------------------------------------------------------------------------------
                                     LEGEND

Symbol        CRSP Total Returns Index for:             12/1995  12/1996 12/1997  12/1998  12/1999  12/2000
------        -----------------------------             -------  ------- -------  -------  -------  -------
              Cognex Corporation                         100.0     53.2     78.4    57.6    112.2     63.7
              Nasdaq Stock Market (US Companies)         100.0    123.0    150.7   212.5    394.9    237.6
              Nasdaq Computer and Data Processing Stocks 100.0    123.4    151.6   270.5    594.4    274.9
              SIC 7370 - 7379 US & Foreign
Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 12/29/1995.
------------------------------------------------------------------------------------------------------------

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     Messrs. Fishman and Sun served as members of the Compensation/Stock Option Committee during fiscal 2000. On June 30, 2000, the Corporation became a Limited Partner in Venrock Associates III, L.P., a venture capital fund. The Company has invested $4,375,000 in the partnership as of December 31, 2000 and has committed to a total investment of up to $25,000,000 over a ten-year period. Mr. Sun is affiliated with Venrock Associates III, L.P.


                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the named executive officers whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                                ------------
                                                  ANNUAL COMPENSATION           STOCK OPTIONS       ALL OTHER
                                           --------------------------------
NAME AND PRINCIPAL POSITION                YEAR      SALARY(1)     BONUS(1)       (SHARES)       COMPENSATION(2)
-------------------------                  -----     ---------     ---------     ----------      --------------
Robert J. Shillman .....................   2000      $309,998      $558,000         60,000           $  690
  President & CEO                          1999        301,142       504,000        97,400             1,151
                                           1998        300,404             0       196,000             1,391
Patrick Alias .......................      2000        233,000       291,250        40,000               944
  World Wide Sales &                       1999        214,823       247,250        15,200             1,151
  Marketing, Executive                     1998        214,715             0       162,000             1,440
  Vice President
Richard Morin .........................    2000        163,000       122,500        17,000               690
  Chief Financial Officer,                 1999        135,000        81,400       102,000               721
  Vice President, and
  Treasurer
Glenn Wienkoop(3) .....................    2000        101,574             0             0               265
  MVSD Executive Vice                      1999        277,869       310,500             0             1,151
  President & Chief                        1998        277,548             0       294,800             1,440
  Operating Officer
---------------

(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.
(2) Amounts included are for insurance premiums paid by the Corporation for the benefit of the named executive officer.
(3) Mr. Wienkoop resigned effective May 12, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 2000 to the named executive officers. Pursuant to applicable regulations of the Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.

                                             INDIVIDUAL GRANTS
                                          ----------------------
                                                      PERCENTAGE
                                                       OF TOTAL                            POTENTIAL REALIZABLE
                                           NUMBER OF    OPTIONS                              VALUE AT ASSUMED
                                          SECURITIES  GRANTED TO  EXERCISE                 ANNUAL RATES OF STOCK
                                          UNDERLYING   EMPLOYEES   OR BASE                PRICE APPRECIATION FOR
                                            OPTIONS    IN FISCAL    PRICE    EXPIRATION       OPTION TERM(1)
                                                                                          ----------------------
NAME                                        GRANTED      2000    (PER SHARE)    DATE          5%          10%
-----                                     ----------  ---------- -----------  ---------    ---------  ----------
Robert J. Shillman                         60,000(2)     1.98%     $18.125    12/21/15     1,173,334   3,455,257
  President & CEO
Patrick Alias                              40,000(3)     1.32%     $18.125    12/21/15       782,223   2,303,505
  World Wide Sales &
  Marketing, Executive
  Vice President
Richard Morin                              17,000(4)      .56%     $18.125    12/21/15       332,445     978,990
  Chief Financial Officer,
  Vice President, and
  Treasurer
------------------

(1) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Corporation's Common Stock. There can be no assurance that the values reflected in this table will be achieved.

(2) Options have a fifteen year term and vest 100% on April 27, 2005.

(3) Options have a fifteen year term and vest 100% on January 1, 2003.

(4) Options have a fifteen year term and vest at the rate of 50% per year over a two year period commencing April 27, 2005.

                       AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND 12/31/00 OPTION VALUES

     The following table provides information on option exercises and on the value of the named executive officers' unexercised options at December 31, 2000.

                                                             NUMBER OF SECURITIES
                                 SHARES                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                ACQUIRED        VALUE         OPTIONS AT 12/31/00        OPTIONS AT 12/31/00(1)
                                                          --------------------------    -------------------------
NAME                           ON EXERCISE   REALIZED(2)  EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------                         ----------    ----------   ----------    ------------   ----------   ------------
Robert J. Shillman ............. 200,000     $9,055,625     118,400        375,000     $1,085,462    $2,453,693
President & CEO
Patrick Alias .................. 112,400       4,464,826     82,400        262,400       1,185,112     2,144,056
World Wide Sales &
Marketing, Executive
Vice President
Richard Morin ...................  5,000         167,810      3,500        110,500               0        68,085
Chief Financial Officer,
Vice President and
Treasurer
Glenn Wienkoop .................. 38,960       1,406,787          0              0               0             0
MVSD Executive Vice
President & Chief
Operating Officer
---------------

(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Corporation's Common Stock on NASDAQ National Market System on December 29, 2000.
(2) Value realized on exercise represents difference between the exercise prices of the stock options and the trading price of the Corporation's Common Stock on NASDAQ National Market System on the date of exercise.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2001.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of PricewaterhouseCoopers LLP was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

                        REPORT OF THE AUDIT COMMITTEE(1)

     The following is the report of the Audit Committee with respect to the Corporation's audited financial statements for the fiscal year ended December 31, 2000.

     The Audit Committee has reviewed and discussed the Corporation's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers, LLP, the Corporation's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which provides that certain matters related to the conduct of the audit of the Corporation's financial statements are to be communicated to the Audit Committee. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 relating to the accountant's independence from the Corporation, has discussed with PricewaterhouseCoopers LLP their independence from the Corporation, and has considered the compatibility of non-audit services with the accountant's independence.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an independent" Director under the current listing standards of Nasdaq.

     Fees charged by PricewaterhouseCoopers LLP for services rendered in auditing the Corporation's annual financial statements for the most recent fiscal year and reviewing the financial statements included in the Corporation's quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by PricewaterhouseCoopers LLP for other professional services rendered during the most recent fiscal year are as follows: Audit Fees - $173,038; Financial Information Systems Design And Implementation Fees - $0; and All Other Fees - $839,771.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Corporation's Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                 AUDIT COMMITTEE



                                 William Krivsky, CHAIRMAN
                                 Reuben Wasserman


(1) THE MATERIAL IN THIS REPORT, INCLUDING THE AUDIT COMMITTEE CHARTER, IS NOT SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE COMMISSION AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

            COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than 10% holders of Common Stock are required by the Commission's regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, the Corporation believes that during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its Officers, Directors and owners of greater than 10% of its Common Stock were complied with.


                           DEADLINES FOR SUBMISSION OF
                              STOCKHOLDER PROPOSALS

     Under regulations adopted by the Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2002 must be received at the Corporation's principal executive offices in Natick, Massachusetts on or before November 23, 2001. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

     In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Corporation does not receive notice of a shareholder proposal to be raised at its 2002 Annual Meeting on or before February 6, 2002, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Meeting.

     In addition to the Commission requirements regarding stockholder proposals, the Corporation's By-Laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of Directors, are to be considered at the 2002 Annual Meeting, notice of them whether or not they are included in the Corporation's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation on or before February 8, 2002.


                                  OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.


     The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                   10-K REPORT

     THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO MANAGER OF INVESTOR RELATIONS, COGNEX CORPORATION, ONE VISION DRIVE, NATICK, MASSACHUSETTS 01760.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                             By order of the Board of Directors



                                             Anthony J. Medaglia, Jr., CLERK

Natick, Massachusetts
March 23, 2001

                                   APPENDIX A

                               COGNEX CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

               o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

               o Review and appraise the audit efforts of the Corporation's independent accountants.

               o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


                                       A-1
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III.     MEETINGS

         The Committee shall:

              o Meet with the independent accountants and senior financial management at least twice annually: once to review and agree upon the scope of work to be performed in the upcoming audit and once to review the results of the completed audit.

              o Communicate each quarter with the independent accountants and senior financial management (via telephone conference if appropriate) to review the results of the accountants' limited review procedures of the quarterly results of operations prior to the public release of said information.

              o   Meet at any time as circumstances dictate.


IV.      RESPONSIBILITIES

         In meeting its purpose, the Audit Committee is expected to:

         DOCUMENTS/REPORT REVIEW

              1. Review and update this Charter periodically, at least annually, as conditions dictate.

              2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

             3. Review with financial management and the independent accountants the Corporation's quarterly results prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

         INDEPENDENT ACCOUNTANTS

             4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

            5. Review the performance of the independent accountants with the Corporation's senior financial management and approve any proposed discharge of the independent accountants when circumstances warrant.

            6. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors, including any serious difficulties or disputes with management encountered during the course of the audit.

            7. Review with the independent auditors and senior financial personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         FINANCIAL REPORTING PROCESSES

            8. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

            9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         OTHER

            10. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

            11. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

            12. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

            13. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

            14. The Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board of Directors.

            15. Provide an independent, direct communication link between the Board of Directors and the independent accountants.

                                      A-3

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